Exhibit 99.1
Holly Energy Partners and Holly Corporation Announce the Acquisition of Storage and Loading Facilities from Holly Corporation
DALLAS, TX, April 1, 2010 — Holly Energy Partners, L.P. (“Holly Energy”) (NYSE-HEP) and Holly Corporation (“Holly”) (NYSE-HOC) today announced that they have completed their previously announced transaction for the sale by Holly to Holly Energy of petroleum storage tanks with approximately 2 million barrels of capacity and certain rail loading rack facilities at Holly’s Tulsa refinery site as well as an asphalt truck loading rack at Holly’s Lovington, New Mexico facility.
Holly Energy has paid Holly $93 million in cash for these assets. Holly and Holly Energy have entered into 15-year agreements whereby Holly Energy will provide storage and loading services to Holly utilizing these assets. These agreements provide for minimum annual revenues to Holly Energy of $13.9 million.
This transaction has been approved by the Boards of Directors for both Holly Energy and Holly after approvals by the Conflicts Committee for Holly Energy, which is comprised solely of independent outside directors for Holly Energy, and the Holly Audit Committee, which is composed solely of outside directors of Holly. The Boards of Directors for both companies have obtained fairness opinions from financial advisory firms in connection with this proposed transaction.
Holly acquired the Tulsa storage and rail loading facilities as part of its refinery purchase from Sinclair Tulsa Refinery Company (“Sinclair”) on December 1, 2009 as part of the same transaction in which Holly Energy acquired approximately 1.4 million barrels of storage capacity as well as certain loading racks and pipeline receiving and delivery facilities directly from Sinclair. With the completion of today’s announced transaction, Holly Energy, through its subsidiaries, now owns a substantial portion of the in-service storage and logistic assets at Holly’s integrated Tulsa refinery location and will provide storage, receiving, delivery and loading requirements of the facility to Holly in support of Holly’s refining operations.
About Holly Energy Partners, L.P.:
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including Holly Corporation, which currently owns a 34% interest (which includes a 2% general partner interest) in the Partnership. The Partnership owns and operates petroleum product and crude pipelines, tankage, terminals and loading facilities located in Texas, New Mexico, Arizona, Oklahoma, Washington, Idaho and Utah. In addition, the Partnership owns a 25% interest in SLC Pipeline LLC, a transporter of crude oil in the Salt Lake City area.

About Holly Corporation:
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and high value specialty lubricants. Holly operates through its subsidiaries a 100,000 barrel per stream day (“BPSD”) refinery located in Artesia, New Mexico, a 125,000 BPSD refinery located in Tulsa, Oklahoma, and a 31,000 BPSD refinery in Woods Cross, Utah.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements identified by the words, “expect,” “anticipate,” “believe,” “plan,” “intend,” “will,” and “forecast,” and similar expressions and statements regarding our business strategy, plans and objectives for future operations. These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future events or performance and involve certain risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include our ability to complete and integrate announced acquisitions, and those additional risks contained in our filings made from time to time with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
FOR FURTHER INFORMATION, contact
Bruce R. Shaw, Senior Vice President & CFO
M. Neale Hickerson, Vice President, Investor Relations
Holly Corporation / Holly Energy Partners L.P.
214/871-3555